Exhibit 99.1

Mogul Energy International, Inc. Announces the Completion of the Amended and Restated Definitive Agreement Transaction

Seattle, April 23, 2010- SEATTLE, WA- Mogul Energy International, Inc. ("Mogul") (OTCBB:MGUY), is pleased to announce that, further to its press release dated April 1, 2010, it has completed the transaction pursuant to the amended and restated definitive qualifying transaction agreement (as amended, the "Definitive Agreement") with each of United Hydrocarbon Corporation ("UHC"), Excelaron LLC ("Excelaron"), Vesta Capital Corp. ("Vesta") and others in connection with a proposed "Qualifying Transaction", within the meaning of the policies of the TSX Venture Exchange (the "TSXV").

Pursuant to the terms of the Definitive Agreement the Company sold its 40% interest in Excelaron for the equivalent of approximately US$1,000,000, to UHC and for the reimbursement of US$425,000 for advances made to Excelaron.

Mr. Naeem Tyab, the Company’s President, stated: “Following the successful completion of the sale of our interest in Excelaron, we intend to  focus our immediate efforts primarily on on-shore, by-passed and offset discovered hydrocarbons in the United States.” Mr. Tyab noted that  “preliminary investigations have resulted in several potential oil and gas prospects in the upper Texas Gulf Coast area with several additional regions and prospects still pending further evaluation.  However, additional work is necessary to high-grade the immediate list of prospects, lease the relevant acreage and prepare several drilling and completion programs, which Mogul either intends to drill or will cause to be drilled via farm-out to their operators.”

Information concerning Mogul Energy International:

Mogul Energy is an oil and gas exploration company headquartered in Seattle, Washington.

The common shares of Mogul Energy are quoted on the OTC Bulletin Board system under the symbol ‘MGUY,’ and the Frankfurt Stock Exchange under the symbol ‘BKX’. Further information concerning Mogul Energy can be found in the Company’s filings with the U.S. Securities and Exchange Commission (http://www.sec.gov).

Forward-Looking Statements:

This news release contains "forward-looking statements" within the meaning of the securities laws, which are based on current expectations and beliefs, as well as on a number of assumptions concerning future events made with information that is currently available. Statements in this news release that are not historical facts are forward-looking statements that are subject to risks and uncertainties. Words such as "expects," "intends," "plans," "may," "could," "should," "anticipates," "likely," "believes" and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management, including, but not limited to, the Company's ability to negotiate, enter into, perform and consummate the business combination described in this release. Inherent in the Company’s business plan is a belief that Mogul Energy can successfully explore oil and gas properties in the U.S.A. and Canada, and that the Company can participate in the development of those properties. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside of Mogul Energy's control, which could cause actual results to differ materially from such statements. For a more detailed description of the factors that could cause such a difference, please refer to Mogul Energy's filings with the U.S. Securities and Exchange Commission. Mogul Energy International, Inc. assumes no obligation to update or supplement such forward-looking statements other than as required by law.

Contact Information:

Company Contact
Naeem Tyab
Mogul Energy
206-357-4220
naeem@mogulenergy.com
http://www.mogulenergy.com

SOURCE Mogul Energy International, Inc.